EXHIBIT 10.1

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of August 7, 2013, by and among Pioneer Power Solutions, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower, as Guarantors, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (the “Bank”).

Preliminary Statements

A.           The Borrower, the Guarantors and the Bank entered into a certain Credit Agreement, dated as of June 28, 2013 (the Credit Agreement being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.           The Borrower has requested that the Bank make certain amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.          Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.          Section 8.23(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)          Special Provision Regarding 6/30/13 and 9/30/13. With respect to the calculation of each of the foregoing covenants in this Section 8.23 for the fiscal quarters ending June 30, 2013 and September 30, 2013, the Borrower shall calculate such covenants as if the anticipated Permitted Acquisition (and any associated Indebtedness) had closed on June 30, 2013, so long as such Permitted Acquisition has closed by no later than October 31, 2013. For further clarity, if the anticipated Permitted Acquisition does not close on or before October 31, 2013, the Borrower shall recalculate the covenants as of June 30, 2013 and September 30, 2013 on the basis of the actual results and deliver an updated compliance certificate required by Section 8.5(l).

Section 2.          Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.          The Borrower, the Guarantors and the Bank shall have executed and delivered this Amendment.

2.2.          The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

2.3.          Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

Section 3.          Representations.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.          Miscellaneous.

4.1.          The Borrower and the Guarantors heretofore executed and delivered to the Bank the Security Agreement and certain other Collateral Documents. The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.          Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.          The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

4.4.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Signature Page to Follow]

This First Amendment to Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Pioneer Power Solutions, Inc.

	By	/s/ Andrew Minkow
	Name	Andrew Minkow
	Title	Chief Financial Officer

“Guarantors”

Jefferson Electric, Inc.

	By	/s/ Andrew Minkow
	Name	Andrew Minkow
	Title	Chief Financial Officer

Pioneer Critical Power Inc.

	By	/s/ Andrew Minkow
	Name	Andrew Minkow
	Title	Chief Financial Officer

Accepted and agreed to.

Bank of Montreal, acting through its Chicago Branch

	By	/s/ Larry Allan Swiniarski
	Name	Larry Allan Swiniarski
	Title	Director, Bank of Montreal
Chicago, Branch

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